Exhibit 1.1

DISTRIBUTION AGREEMENT

July 23, 2026

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Summit Therapeutics Inc., a Delaware corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or the “Agent”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $380,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-296642) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. The Company meets the requirements for use of Form S-3 under the Act. The offering and sale of the Shares as contemplated by this Agreement may be made pursuant to General Instruction I.B.1 of Form S-3. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agent in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company and the Agent agree as follows:

1.	Issuance and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the Agent with any due diligence materials and information reasonably requested by the Agent necessary for the Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and the Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to the Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and the Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the Nasdaq Global Market.

(b) Subject to the terms and conditions set forth below, the Company appoints the Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor the Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agent, and the Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal to the Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by the Agent as provided in Section 2 below.

(c) The Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent in writing.

(d) If Shares are to be sold in an Agency Transaction in an At the Market Offering, the Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e) If the Company shall default on its obligation to deliver Shares to the Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless the Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and reasonable and documented expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to the Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f) The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling the Shares, (ii) the Agent shall incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the Agent and the Company in a Terms Agreement.

2.	Transaction Acceptances and Terms Agreements.

(a) The Company may, from time to time during the Term, propose to the Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the Agent by telephone or by email from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If the Agent agrees to the terms of such proposed Agency Transaction or if the Company and the Agent mutually agree to modified terms for such proposed Agency Transaction, then the Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and the Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and the Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)

the maximum number of Shares to be sold by the Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and Agent and documented in the relevant Transaction Acceptance;

(iii)

the lowest price per Share, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	if other than 3.0% of the Gross Sales Price, the Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares and Floor Price the product of which, when added to the aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in a total Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate number and aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Sales Price of Shares and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the Agent may, upon notice to the other such party by either email (with receipt confirmed by telephone or appropriate, non-automated email) or telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b) The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and the Agent, the Agent’s commission for any Shares sold through the Agent pursuant to this Agreement shall be a percentage, not to exceed 3.0%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when the Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages the Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request, and the Company and the Agent will agree to compensation that is customary for the Agent with respect to such transaction. The Gross Sales Price less the Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Sales Price.”

(c) Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the Agent’s account, or an account of the Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the Agent, and the Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and the Agent otherwise agree in writing.

(e) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agent.

(f)

(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the Agent of the proposed terms of the Principal Transaction. If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or the Agent unless and until the Company and the Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g) Each sale of the Shares to the Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of the Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with the Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to the Agent given by either email (with receipt confirmed by telephone or appropriate, non-automated email) or telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Stock by any of its officers or directors, (ii) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(i) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through the Agent on any Exchange Business Day.

(j) Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and the Agent, as sales agent, shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Agent, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date, and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The Registration Statement is an automatic shelf registration statement as defined under Rule 405 of the Act that has been filed with and has been declared effective by the Commission not earlier than three years prior to the date hereof; no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Agent and furnished in writing by or on behalf of the Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Agent, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act)

other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agent (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer” (as defined in Rule 405 under the Act).

(c) The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the financial statements of any other business or entity and its consolidated subsidiaries (if any) and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act or the Exchange Act, as applicable, and present fairly in all material respects the consolidated (if applicable) financial position of such entity or business, as the case may be, and its subsidiaries (if any) as of the dates indicated and the results of its or their, as the case may be, operations and the changes in its or their, as the case may be, cash flows for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and all supporting schedules to such financial statements included or incorporated by reference in the Registration Statement fairly present in all material respects the information required to be stated therein. Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(e) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options issued under, and the grant of options and awards under, equity incentive plans described in the Registration Statement and the Prospectus, the issuance of Shares pursuant to this Agreement) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regularly scheduled cash dividends in amounts that are consistent with past practice), or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(f) The Company and its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement or any Terms Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement.

(g) The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company and the Company’s charter and by-laws conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are (except, in the case of any foreign subsidiary, for directors’ qualifying shares), owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h) With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(i) This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(j) The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or in any Terms Agreement, as the case may be, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Shares are not and will not be subject to any preemptive or similar rights.

(k) The Company has full right, power and authority to execute and deliver this Agreement and any Terms Agreement and perform its obligations hereunder or thereunder, including the Company’s issuance, sale and delivery of the Shares as provided herein and therein; and all action required to be taken for the due and proper authorization, execution and delivery by each of the Company of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized).

(l) This Agreement conforms and each Terms Agreement will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(m) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or other Organizational Documents (as defined below); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, having jurisdiction over the Company or its subsidiaries, as applicable, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(n) The execution, delivery and performance by the Company of this Agreement and any Terms Agreement, the issuance and sale of the Shares, the compliance by the Company with the terms hereof and of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or other Organizational Documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, having jurisdiction over the Company or its subsidiaries, as applicable, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No consent, filing, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares, compliance by the Company with the terms of this Agreement or of any Terms Agreement and the consummation of the transactions contemplated by this Agreement or any Terms Agreement, except as have been made or obtained, except as may be required by and made in accordance with or obtained under state securities laws or regulations, and except for such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, and except for such filings as the Exchange may require from time to time.

(p) Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such Actions are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Act or the Exchange Act to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act or the Exchange Act to be filed as exhibits to the Registration Statement or any document incorporated by reference therein or described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so filed as exhibits or so described as required.

(q) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and its consolidated subsidiaries is included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Act. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act.

(r) The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are not in material default and, to the knowledge of the Company, no third party is in material default, under any lease to which the Company or any of its subsidiaries is a party; and there are no material disputes with any landlord with respect to any such leases.

(s) The Company and its subsidiaries own, or possess valid and enforceable licensed rights to use, all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, trade dress, designs, data, database rights, Internet domain names, copyrights, works of authorship, licenses, proprietary information and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted (collectively, “Intellectual Property”), and, to the Company’s knowledge, the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict with any such rights of others. The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any intellectual property rights of another, and the Company is unaware of any facts which would form a reasonable basis for any such notice or claim. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (“Disclosure Documents”) as owned by or licensed to the Company or its subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property in any material respect. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or its subsidiaries infringe, misappropriate, or otherwise violate, or would, upon the commercialization of any product or service described in the

Disclosure Documents as under development, infringe, misappropriate, or otherwise violate, any intellectual property rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. To the Company’s knowledge, the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. The Company has taken all reasonable steps to protect, maintain and safeguard the Intellectual Property, including payment of applicable maintenance fees. The Company owned Intellectual Property is wholly owned by the Company and is free and clear of all material liens, security interests, or encumbrances. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiary in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. All licenses for the use of the Intellectual Property described in the Disclosure Documents are valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or, to the Company’s knowledge, threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. The product candidates described in the Disclosure Documents as under development by the Company or its subsidiaries fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or its subsidiaries.

(t) The Company and its subsidiaries have taken reasonable and customary actions to protect their rights in and prevent the unauthorized use and disclosure of material trade secrets and confidential business information (including material confidential source code, ideas, research and development information, know-how, formulas, compositions, technical data, designs, drawings, specifications, research records, records of inventions, test information, financial, marketing and business data, customer and supplier lists and information, pricing and cost information, business and marketing plans and proposals) owned by the Company and its subsidiaries, and, to the knowledge of the Company, there has been no unauthorized use or disclosure.

(u) Except as could not reasonably be expected to have a Material Adverse Effect (i) the computers, websites, applications, databases, software, servers, networks, data communications lines, and other information technology systems owned, licensed, leased or otherwise used by the Company or its subsidiaries (including any third party technology or services used by the Company but excluding any public networks) (collectively, the “IT Assets”) operate and perform as is necessary for the operation of the business of the Company and its subsidiaries as currently conducted and as proposed to be conducted as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and (ii) such IT Assets are not infected by viruses, disabling code or other harmful code. The Company and its subsidiaries have at all times implemented and maintained all reasonably necessary controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Assets and data (including all Personal Data (defined below), sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.

(v) The Company and its subsidiaries are, and at all prior times were, in compliance in all material respects with all applicable state, federal, and international data privacy and data security laws and regulations, including without limitation HIPAA and the HITECH Act, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), the final rule promulgated by the U.S. Department of Justice titled “Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” 90 Fed. Reg. 1636 (Jan. 8, 2025) codified at 28 C.F.R. § 202, including any amendments thereto and guidance issued thereunder (together, the “U.S. Data Security Program”), the California Consumer Privacy Act (“CCPA”) as modified by the California Privacy Rights Act (“CPRA”), and other similar state privacy laws, and the 2024 final SEC rules regarding Cybersecurity Risk Management, Strategy, Governance, and Incident Disclosure (collectively, the “Privacy Laws”). To address compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take commercially reasonable steps designed to achieve compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and transfer of Personal Data (the “Policies”). “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); (iv) “personal data” as defined by GDPR; (v) “personal information” as defined by CCPA; and (vi) any other piece of information that identifies such natural person or constitutes “personal data,” “personal information,” “personally identifiable information” or similar information under any Privacy Law. The Company and its subsidiaries, and any third parties performing operations involving Personal Data on behalf of the Company and its subsidiaries, have at all times made all required disclosures to and obtained all necessary consents from individuals (including, without limitation, clinical trial participants, customers, users, and personnel) for the Company’s and its subsidiaries’ collection, use, disclosure, transfer, and other processing of Personal Data, and complied with all such disclosures and consents. At all times, none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that (a) neither it nor any subsidiary at any time: (i) has received written notice of any actual or potential liability, including, but not limited to security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of its Personal Data owned or controlled by the Company or its subsidiaries, under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) other than pursuant to its ongoing compliance efforts in the ordinary course of business, is currently conducting, subject to, or paying, in whole or in part, any material investigation, remediation, or other corrective action resulting from the Company’s or its subsidiaries’ non-compliance with any Privacy Law; or (iii) is a party to any order, decree, settlement agreement, or judgment from a governmental entity that imposes any obligation or liability under any Privacy Law; and (b) it is not aware of any specific events rendering any of the foregoing reasonably likely to occur.

(w) The Company and each of its subsidiaries have no knowledge of any fact or circumstance that would reasonably indicate the Company or one of its subsidiaries is not in compliance with any Privacy Laws. There is no complaint to or audit, proceeding, investigation (formal or informal) or claim currently pending against the Company or its subsidiaries, or to the knowledge of the Company, any of its customers (specific to the customer’s use of the products or services of the Company) by any state Attorney General or related office, the Federal Trade Commission, the U.S. Department of Health and Human Services and any office contained therein (“HHS”), or any similar authority in any jurisdiction other than the United States or any other governmental entity, or by any person in respect of the collection, use, disclosure, transfer or other processing of Personal Data by the Company or its subsidiaries, and, to the knowledge of the Company, no such complaint, audit, proceeding, investigation or claim is threatened.

(x) The Company: (A) is and at all times has been in material compliance with all statutes, rules or regulations of the FDA and other comparable governmental entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any governmental entity alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any governmental entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received written notice that the FDA or any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any governmental entity is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and, to the Company’s knowledge, that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(y) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company, to the Company’s knowledge, were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder and current Good Clinical Practices and Good Laboratory Practices and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are, to the Company’s knowledge, accurate and complete and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, when viewed in the context in which such results are described and the clinical state of development; and, except to the extent disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company has not received any notices or correspondence from the FDA or any governmental entity requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to you.

(z) The Company and its subsidiaries, and, to the Company’s knowledge, their respective officers, directors, employees and agents, are, and at all times have been, in compliance in all material respects with all Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Statements Law (42 U.S.C. Section 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287 and 1349, the health care fraud criminal provisions under

HIPAA, the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the exclusions law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C Section 1320-7h), HIPAA, as amended by HITECH (42 U.S.C. §§ 17921 et seq.), and the laws governing U.S. government funded or sponsored healthcare programs; (iii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries; and (iv) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company, any of its subsidiaries, nor, to the knowledge of the Company, any of their respective officers, directors, employees or agents have engaged in activities which are, as applicable, cause for liability under a Health Care Law. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company, and to the Company’s knowledge, its subsidiaries, have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company, any of its subsidiaries, nor, to the Company’s knowledge, any of their respective employees, officers, directors, or agents is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, nor, to the knowledge of the Company, any of its independent contractors, affiliates or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion, or engaged in any conduct that would reasonably be expected to result in such debarment, suspension, or exclusion.

(aa) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in any Permitted Free Writing Prospectus.

(bb) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(cc) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed; and except as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, in each case, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. To the Company’s knowledge, no party granting any such licenses, certificates, permits and other authorizations has taken any action to limit, suspend or revoke the same in any material respect. The Company and its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission) as required for maintenance of their licenses, certificates, permits and other authorizations that are necessary for the conduct of their respective businesses.

(ee) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(ff) (i) The Company and its subsidiaries (a) are, and, to the Company’s knowledge, at all prior times were, in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matters, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(gg) There has been no storage, generation, transportation, use, handling, treatment, Release or, to the Company’s knowledge, threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(hh) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(jj) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language (“XBRL Data”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(kk) The Registration Statement and the documents incorporated by reference therein include and incorporate by reference all XBRL Data required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(mm) Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(nn) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo) Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is or is owned or controlled by one or more persons that are currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries, directors, officers, or employees, or, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(qq) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(rr) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares.

(ss) Neither the Company nor any subsidiary or, to the knowledge of the Company, affiliate of the Company has taken nor will the Company or any subsidiary or affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(tt) The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xx) All of the Shares that have been or may be sold under this Agreement and any Terms Agreement have been approved for listing, subject only to official notice of issuance, on the Exchange.

(yy) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

(zz) (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, Personal Data (defined below) and any such data processed or stored by third parties on behalf of the Company and its subsidiaries) collectively, “IT Systems and Data”); (B) The IT Systems and Data are, in all material respects, adequate for, and operate and perform as required in connection with the operation of the business of the Company and the subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (C) The Company and its subsidiaries have implemented and maintained appropriate controls, policies, procedures, and technical safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) reasonably consistent with industry standards and practices or as required by applicable regulatory standards. The Company and its subsidiaries have been and are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(aaa) Any certificate signed by any officer, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company and delivered to the Agent or to counsel to the Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

(bbb) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.

(ccc) (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Act).

(ddd) Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

4. Certain Covenants of the Company. The Company hereby agrees with the Agent:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which the Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b) After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agent via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agent and, at the Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(d) To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agent, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (v) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(e) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(f) To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agent may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(g) To make available to the Agent at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agent, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agent may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); provided, however, that the Company shall have no obligation to provide the Agent with any document filed on EDGAR; and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(h) To furnish or make available to the Agent during the Term (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agent from time to time during the Term such other information as the Agent may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agent, as applicable; provided, however, that the Company shall have no obligation to provide the Agent with any document filed on EDGAR or included on the Company’s Internet website.

(i) If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agent or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Shares in the Agent’s capacity as agent, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(j) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares, provided that the Company will be deemed to have made available such statement to its security holders to the extent it is filed on EDGAR.

(k) To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(l) Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(m) Except as otherwise agreed between the Company and the Agent, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agent may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agent in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agent, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agent in connection therewith), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement and (viii) the documented out-of-pocket expenses of the Agent, including the reasonable fees and disbursements of counsel to the Agent in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder.

(n) With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(o) Unless the Company has given written notice to the Agent that the Company has suspended activity under this Agreement and there are no pending Agency Transactions or Principal Transactions, the Company will not, without (A) giving the Agent at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agent suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agent in light of the proposed sale, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or submit to, or file with, the Commission any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement), or publicly announce the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement, (B) securities issued pursuant to any of the Company’s equity incentive plans or employee stock purchase plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder or (C) the issuance of shares of Common Stock issuable upon the exercise of convertible securities outstanding on the date hereof. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(p) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(q) The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(r) The Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(s) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its best efforts to cause such registration statement to be filed within 60 days after the Renewal Deadline. If the Company is not eligible to file a new automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its best efforts to cause such new shelf registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(t) If, at any time during the Term, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use an automatic shelf registration statement form, the Company will (i) promptly notify the Agent in writing, (ii) promptly file a new shelf registration statement or post-effective amendment on the appropriate form relating to the Shares, in form and substance reasonably satisfactory to the Agent, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iv) promptly notify the Agent of such effectiveness. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of such Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include any such new shelf registration statement or post-effective amendment, as the case may be.

(u) The Company will promptly notify the Agent if the Company loses its status as a “well-known seasoned issuer” (as defined in Rule 405 under the Act) as of the time the Company files with the Commission an annual report on Form 10-K.

(v) The Company will pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

5. Execution of Agreement. The Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) the Company shall have delivered to the Agent:

(i)

an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)

an opinion and, if not covered in such opinion, a negative assurance letter of Baker & Hostetler LLP, counsel for the Company, addressed to the Agent and dated the date of this Agreement, in form and substance reasonably acceptable to the Agent;

(iii)	a “comfort” letter from PricewaterhouseCoopers LLP, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;

(iv)	evidence reasonably satisfactory to the Agent and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(v)

opinion of Seed Intellectual Property Law Group LLP, intellectual property counsel for the Company addressed to the Agent and dated the date of this Agreement, in form and substance reasonably acceptable to the Agent;

(vi)

resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vii)	such other documents as the Agent shall reasonably request; and

(b) The Agent shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Cooley LLP, counsel to the Agent, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request.

6. Additional Covenants of the Company. The Company further covenants and agrees with the Agent as follows:

(a) Each Transaction Proposal made by the Company that is accepted by the Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b) Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agent shall reasonably request (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agent agrees otherwise, furnish or cause to be furnished to the Agent certificates, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates, and if requested, a certificate signed by the Company’s Chief Financial Officer, in form and substance reasonably acceptable to the Agent, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) hereof and, if applicable, an updated certificate from the Chief Financial Officer furnished to Agent are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agent has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date. The requirement to provide a certificate under this Section 6(b) shall be automatically waived for any Bring-Down Delivery Date occurring at a time at which no Agency Transactions or Principal Transactions are pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal or executes a Terms Agreement hereunder (which shall be deemed a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bring-Down Delivery Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 6(b), then before the Company delivers the Transaction Proposal or executes a Terms Agreement or the Agent sells any Shares, the Company shall provide the Agent with such certificate, dated the date such Transaction Proposal is delivered or Terms Agreement is executed.

(c) Each Bring-Down Delivery Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 6(b) for which no waiver is applicable, the Company shall, unless the Agent agrees otherwise, cause to be furnished to Agent (A) the written opinion and, if not included in such opinion, negative assurance letter of Baker & Hostetler LLP, counsel to the Company, (B) the written opinion of Seed Intellectual Property Law Group LLP, intellectual property counsel to the Company, and (C) the written opinion and, if not included in such opinion, negative assurance letter of Cooley LLP, counsel to the Agent, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on or prior to such date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii), 5(a)(v) or Section 5(b) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agent with a letter substantially to the effect that the Agent may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii), 5(a)(v) or Section 5(b), as applicable, furnished to the Agent, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d) Each Bring-Down Delivery Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 6(b) for which no waiver is applicable, the Company shall, unless the Agent agrees otherwise, cause PricewaterhouseCoopers LLP to furnish to the Agent a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on or prior to such date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter. If the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agent, cause a firm of independent public accountants to furnish to the Agent a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agent may reasonably request.

(e) (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to the Agent or the time the Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to the Agent or the time the Agent delivers a Transaction Acceptance to the Company.

(f) The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of PricewaterhouseCoopers LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agent and (ii) at each Bring-Down Delivery Date and otherwise as the Agent may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of PricewaterhouseCoopers LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agent and its counsel.

(g) The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if requested by the Agent, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agent under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agent may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agent. The Agent will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of the Agent’s Obligation. The Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)

The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)

In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)

From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)

Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)

The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)

(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Agent delivers a Transaction Acceptance to the Company or the Company and the Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agent shall have reasonably objected in writing.

(b) Within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agent shall have received the officer’s certificates, opinions and negative assurance letters of counsel, “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agent shall have received the documents described in the preceding sentence.

8. Termination.

(a) (i)

The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agent. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)

In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agent.

(b) (i)

The Agent may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)

In the case of any purchase by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination by the Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Amount has been sold in accordance with the terms of this Agreement and any Terms Agreements, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless the Agent, its affiliates, directors and officers and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent consists of the information described as such in subsection (b) below.

(b) The Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable and documented out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the third sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agent and its affiliates, directors and officers and its control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agent and its affiliates, directors and officers and its control persons, if any, shall be designated in writing by the Agent, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the Agent in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company, on the one hand, and Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Agent with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agent, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, to the attention of Sanjeet Dewal, e-mail: sanjeet.s.dewal@jpmorgan.com, and, if to the Company, shall be sufficient in all respects if delivered or sent to it at 601 Brickell Key Drive, Suite 1000, Miami, Florida 33131, Attn: Manmeet Soni and Susan Kim (email: manmeet.soni@smmttx.com and susan.kim@summitplc.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agent by telephone or email to Sanjeet Dewal, at telephone number (212) 622-8783 or email to sanjeet.s.dewal@jpmorgan.com; and Transaction Acceptances shall be delivered by the Agent to the Company by email to Manmeet Soni (email: manmeet.soni@smmttx.com) and Susan Kim (email: Susan.Kim@summitplc.com).

11. No Fiduciary Relationship. The Company acknowledges and agrees that the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agent and shall not be on behalf of the Company.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Miscellaneous.

(a) Governing Law. This Agreement, any Terms Agreement and any claim, controversy or dispute arising under or relating to this Agreement or any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(c) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement and any Terms Agreement.

14. Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through the Agent shall be deemed to be a successor merely by reason of purchase.

15. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agent contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agent pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agent.

17. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Agent is a Covered Entity and becomes, or a BHC Act Affiliate of the Agent, becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify its clients.

20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

21. Headings. The headings herein and in any Terms Agreement are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement or any Terms Agreement.

22. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agent, or any of them, with respect to the subject matter hereof, including the Distribution Agreement, dated May 13, 2024, between the Company and the Agent, as amended by Amendment No. 1 thereto, dated August 11, 2025, which is hereby terminated and shall be of no further force or effect upon the execution and delivery of this Agreement; provided that such termination shall not affect (i) any accrued rights or obligations of either party thereunder prior to the date hereof or (ii) any provisions thereof that by their terms survive termination of such agreement, which provisions shall continue in full force and effect in accordance with their terms.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agent.

Very truly yours, SUMMIT THERAPEUTICS INC.

By:	/s/ Manmeet S. Soni
Name: Manmeet S. Soni
Title: Chief Operating Officer and Chief Financial Officer

Accepted and agreed to as of the date first above written: J.P. MORGAN SECURITIES LLC

By:	/s/ Preston Ryman
Name: Preston Ryman
Title: Vice President

Schedule A

Authorized Company Representatives

Robert W. Duggan, Co-Chief Executive Officer and Executive Chairman

Mahkam Zanganeh, Co-Chief Executive Officer and President

Manmeet S. Soni, Chief Operating Officer and Chief Financial Officer

Exhibit A

Summit Therapeutics Inc. Common Stock

TERMS AGREEMENT

_____________, 20__

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Dear Sirs:

Summit Therapeutics Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated July 23, 2026 (the “Distribution Agreement”) between the Company and J.P. Morgan Securities LLC (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

SUMMIT THERAPEUTICS INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written: J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by the Agent:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the officer’s certificate referred to in Section 5(a)(i);

(2)	the opinions and negative assurance letters of the Company’s outside counsel referred to in Section 5(a)(ii);

(3)	the “comfort” letter referred to in Section 5(a)(iii);

(4)	the opinion of the Company’s outside intellectual property counsel referred to in Section 5(a)(v);

(5)	the opinion and negative assurance letter referred to in Section 5(b); and

(6)	such other documents as the Agent shall reasonably request.

[Lockup:]

[•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit B

OFFICERS’ CERTIFICATE

Dated __________, 20__

We, Robert W. Duggan, Co-Chief Executive Officer and Executive Chairman, and Manmeet S. Soni, Chief Operating Officer and Chief Financial Officer, of Summit Therapeutics Inc., a Delaware corporation (the “Company”), do hereby certify that this certificate is signed by us pursuant to the Distribution Agreement dated July [23], 2026 between the Company and J.P. Morgan Securities LLC (the “Agreement”), and do hereby further certify on behalf of the Company, as follows:

1. The representations and warranties of the Company in the Agreement are true and correct on and as of the date hereof as though made on and as of this date;

2. The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof;

3. The Company’s Registration Statement (File No. 333-[-]) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

4. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options issued under, and the grant of options and awards under, equity incentive plans described in the Registration Statement and the Prospectus, the issuance of Shares pursuant to the Agreement) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regularly scheduled cash dividends in amounts that are consistent with past practice), or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

B-1

Each of Cooley LLP and Baker & Hostetler LLP is entitled to rely on this certificate in connection with such firm’s legal opinion to be delivered pursuant to the Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

B-2

Exhibit B

Name: Robert W. Duggan
Title: Co-Chief Executive Officer and Executive Chairman

Name: Manmeet S. Soni
Title: Chief Operating Officer and Chief Financial Officer

B-3